NEWS

TEAM, INC.	For immediate release
P. O. Box 123	Contact: Ted W. Owen
Alvin, Texas 77512	(281) 331-6154

TEAM, INC. REPORTS  FY09 RESULTS; PROVIDES FY2010 GUIDANCE

ALVIN, TX, August 4, 2009---- Team, Inc. (NASDAQ: TISI) today reported net income of $5.6  million ($0.29 per diluted share) and $22.9 million ($1.16 per diluted share) for its fourth quarter and full fiscal year ended May 31, 2009, respectively.

“As we work through an extremely difficult near-term market environment, we have maintained strong financial performance and flexibility,” said Phil Hawk, Team’s Chairman and CEO. “As market conditions improve, or other opportunities present themselves, Team is well-positioned to capitalize on them.”

Fiscal Year 2009 Results

Based on the strong growth of its business in the first half of the fiscal year, Team reported the second highest level of profits in its history, which was 3% less than the record performance of last year.  For the 2009 fiscal year, operating income was $41.3 million, operating profit margin as a percentage of revenue was 8.3%, and net income profit margin was 4.6%.  As a result of this performance, the Company continues to strengthen its balance sheet.  With strong operating cash flows, Team reduced its total net debt (total debt less cash) by $28 million during the year.  At the end of the fiscal year, Team had in excess of $68 million of borrowing capacity under its existing credit facilities that do not mature until 2012.

Team’s activity levels in the second half of the fiscal year were adversely impacted by the deep recession.  For the fourth quarter, Team revenues were $121.2 million, down 16% from the prior year quarter.  While the rate of decline during the quarter varied somewhat by Division, geography, and service line, virtually all geographic regions and service lines experienced decreases from the prior year.  Total operating profits were $9.7 million.  The operating profit margin as a percentage of revenue was 8.0% in the fourth quarter.

As previously reported, Team has taken steps to reduce its overall cost structure both in its field service locations and in its corporate support activities.  Since the mid-point of the fiscal year, Team’s total employment has declined by approximately 300.  As a result of the cost actions taken, Team expects total support costs in the coming year to be approximately $10 million less than in the recently completed fiscal year.

“We remain confident that market demand for our services will rebound with improving economic conditions and as customers return to steady state maintenance practices,” said Mr. Hawk.  “As the market recovers, we expect to regain our historical growth momentum.  In our view, the basic market fundamentals remain unchanged and Team’s network and service advantages are as robust as ever. ”

Internal Investigation

Separately today, Team filed a Form 8-K with the SEC announcing an internal investigation and voluntary disclosure to the Department of Justice and to the SEC about possible violations of the Foreign Corrupt Practices Act  involving what we believe are less than $50,000 of improper payments made over the past five years by local branch employees in Trinidad.

Business Outlook/Guidance for Fiscal Year 2010

Team expects its revenues for the coming full fiscal year (the fiscal year ending May 31, 2010) to be in the range of $460 million to $490 million.  For the same period of time, net income is expected to be in a range of $.85 to $1.05 per fully diluted share.  These expectations anticipate a modest sequential improvement in Team revenues in the second half of the fiscal year. Consistent with its past practices, Team does not provide specific guidance for individual quarters, but will confirm or update its annual guidance at least quarterly.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, August 5, 2009 at 8:00 a.m. Central Time (9:00 a.m. Eastern).  The call will be broadcast over the Web and can be accessed on Team’s Website, www.teamindustrialservices.com.  Individuals wishing to participate in the conference call by phone may call 877-826-1586 and use conference code 25115706.

About Team, Inc.

Headquartered in Alvin, Texas, Team Inc. is a leading provider of specialty industrial services required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries.  Team offers these services in over 100 locations throughout the United States, Aruba, Belgium, Canada, Singapore, The Netherlands, Trinidad and Venezuela.  Named in 2008 by Forbes Magazine as one of the 200 best small companies, and by Fortune Magazine as one of the 100 fastest growing public companies, Team’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “TISI”.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended May 31, 2008 and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time.
Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended May 31,		Twelve Months Ended May 31,
	2009	2008	2009	2008

Revenues	$121,203	$143,854	$497,559	$478,475
Operating expenses	83,292	95,973	340,500	322,810
Gross margin	37,911	47,881	157,059	155,665

Selling, general and administrative expenses	28,328	30,837	116,761	109,792
Earnings from unconsolidated affiliates	139	-	973	-
Operating income	9,722	17,044	41,271	45,873

Interest expense, net	906	1,406	4,872	6,491
Earnings before income taxes	8,816	15,638	36,399	39,382

Provision for income taxes	3,260	6,277	13,488	15,759
Net income	$5,556	$9,361	$22,911	$23,623

Earnings per common share:
Basic	$0.29	$0.51	$1.22	$1.30
Diluted	$0.29	$0.47	$1.16	$1.20

Weighted average number of shares
outstanding:
Basic	18,837	18,491	18,793	18,226
Diluted	19,280	19,783	19,725	19,676

Continuing operations data:

Revenues comprised of:
TCM Division	$72,895	$82,227	$270,420	$274,531
TMS Division	48,308	61,627	227,139	203,944
	$121,203	$143,854	$497,559	$478,475

Gross margin comprised of:
TCM Division	$23,512	$27,914	$81,654	$84,145
TMS Division	14,399	19,967	75,405	71,520
	$37,911	$47,881	$157,059	$155,665

SG&A expenses:
Field operations	$23,501	$24,803	$96,571	$91,390
Corporate costs	4,827	6,034	20,190	18,402
Total SG&A	28,328	30,837	116,761	109,792
Earnings from unconsolidated affiliates	139	-	973	-
Operating income	$9,722	$17,044	$41,271	$45,873

TEAM, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
MAY 31, 2009 AND MAY 31, 2008
(in thousands)

	May 31,	May 31,
	2009	2008

Current assets	$156,637	$158,214

Property, plant and equipment, net	59,582	56,138

Other non-current assets	59,702	66,109

Total assets	$275,921	$280,461

Current liabilities	$46,792	$56,744

Long term debt net of current maturities	76,689	96,818

Other non-current liabilities	5,939	6,137

Stockholders' equity	146,501	120,762

Total liabilities and stockholders' equity	$275,921	$280,461